Exhibit 99.1
China TransInfo Technology Corp. Announces

Record Third Quarter Results

Beijing, China – November 12, 2008, China TransInfo Technology Corp., (Nasdaq: CTFO) (“China TransInfo” or the “Company”), a leading provider of public transportation information systems technology and comprehensive solutions in the People’s Republic of China (the “PRC”), today announced its financial results for the third quarter ended September 30, 2008.

Third Quarter 2008 Highlights

•	Revenue increased 137.2% year-over-year to a record $8.9 million
•	Gross profit increased 140.9% year-over-year to $4.9 million, or 55.4% of revenue
•	Operating income grew 96.9% year-over-year to $3.3 million
•	Net income increased 50.0% year-over-year to $3.1 million, or $0.14 per fully diluted share
•	Common stock of the Company began trading on the Nasdaq Capital Market in July 2008
•	Closed a private placement with gross proceeds of $15 million in July 2008
•	Entered into a commercial taxi media agreement in the amount of approximately $1.32 million in Urumqi in August 2008
•	Acquired majority ownership of Dalian Dajian Zhitong Information Service Co., Ltd. ( “Dajian Zhitong”) in September 2008
•	Acquired ownership of Shanghai Yootu Information Technology Co., Ltd. (“Shanghai Yootu”) in September 2008
•	Appointed Mr. Brandon Ho-Ping Lin and Mr. Dongyuan Yang as new directors on the Company’s board in September 2008

Third Quarter 2008 Results

“I am pleased to report that China TransInfo has reached several significant milestones during the third quarter of 2008,” stated Mr. Shudong Xia, chief executive officer of China TransInfo. “Both revenue and diluted earnings per share have reached new highs during the most recent quarter. The successful acquisitions of Dajian Zhitong and Shanghai Yootu provided important support to our taxi media business and real time transportation business. Also, our upgrade to the Nasdaq Capital Market has provided an improved platform for us to further improve our corporate governance and transparency as well as increase our liquidity and visibility in the investment community.”

During the three months ended September 30, 2008, total revenue was $8.9 million, a 137.2%, or $5.2 million increase from $3.8 million during the same period in 2007. The significant revenue growth was primarily due to the increased brand recognition of China TransInfo and the quickly growing domestic GIS market, especially in the transportation sector. In the third quarter of 2008, revenues from our transportation, digital city, and land & resource segments accounted for 69.4%, 27.0%, and 3.6% of our total revenue, respectively. Meanwhile, our bid-to-win rate remained stable at about 90% during the quarter, similar to the same period in 2007.

Gross profit was $4.9 million during the third quarter of 2008, an increase of 140.9% from $2.0 million in the same quarter 2007. Gross margin increased slightly to 55.4% as compared to 54.5% in the same period of 2007. The increase in gross margin was due mainly to the increase in sales of higher margin software products compared with the third quarter of 2007.

Selling, general and administrative expenses in the third quarter of 2008 were $1.6 million, an increase of 348.6% from $0.4 million in the third quarter of 2007. Among them, selling expenses were approximately $0.1 million in the third quarter of 2008. Because over 70% of the Company’s products were sold through contracts commissioned by the Chinese government, marketing expenses were relatively low in comparison with competitors who do not have well-established government relationships. General and administrative expenses were approximately $1.5 million in the quarter as compared to $0.3 million in the same period of 2007. The significant increase in general and administrative expenses was mainly due to growing staff scale as well as higher administrative expenses associated with being a public company.

Operating income increased 96.9% to $3.3 million, or 37.3% of revenue, from $1.7 million, or 45.0% of revenue, in the third quarter of 2007.

During the quarter, the Company recorded other expense of $0.1 million, compared with other income of $0.4 million a year ago. Other income in the year ago period, was primarily due to a decrease in the fair value of the liability related to the Company’s warrants of $0.4 million.

Net income was $3.1 million in the three months ended September 30, 2008, or $0.14 per fully diluted share, compared with net income of $2.1 million, or $0.10 per fully diluted share, during the same period of 2007. The diluted weighted average number of shares outstanding increased from 19.9 million in the third quarter of 2007 to 21.5 million in the quarter ended September 30, 2008 as additional shares of the Company's common stock were issued in connection with the private placement transaction in July 2008.

Nine Months 2008 Results

Net revenue was $18.7 million in the nine months ended September 30, 2008, up 133.7% from $8.0 million in the nine months ended September 30, 2007. Gross profit was $10.4 million with a gross margin of 55.8%, up 166.2% from $3.9 million and a gross margin of 49.0% in the nine months ended September 30, 2007. Operating income was $7.3 million with an operating margin of 39.3%, up 135.2% from $3.1 million and an operating margin of 39.0% in the nine months ended September 30, 2007. Net income was $7.0 million, or $0.34 per fully diluted share, up 93.4% from $3.6 million, or $0.25 per fully diluted share, in the nine months ended September 30, 2007.

Financial Condition

On September 30, 2008, cash totaled $19.1 million, up 179.0% from $6.8 million on December 31, 2007. The increase of cash was mainly due to an increase in sales and net income compared with the same period of 2007 as well as the proceeds from a private placement transaction in July 2008. As of September 30, 2008, the Company had working capital of $33.0 million and a current ratio of 5.2 to 1. Stockholders’ equity totaled $41.4 million as of September 30, 2008, up from $19.7 million at the end of 2007.

Net cash provided by operations was $1.3 million for the nine months ended September 30, 2008, compared with net cash used in operations of $1.7 million for the same period in 2007. Capital expenditures were $5.4 million, primarily related to purchases of equipment for the taxi media business and acquisitions.

Business Outlook

For the fiscal year ending December 31, 2008, China TransInfo reaffirms its guidance of approximately $30.0 million in revenues and approximately $11.0 million in net income.

“While most of the major global economies have suffered from significant downturns recently, however, according to the latest government estimates, China will maintain a positive rate of growth. Along with its continuing economic expansion, especially the recently announced $586 billion (RMB 4 trillion) economic stimulus plan, China will emphasize the development of its infrastructure on a nationwide basis. The country’s rapid urbanization has been accompanied by dramtic increases in private car ownership, necessitating the development of more advanced GIS-based transportation solutions. Our advanced GIS technologies, strong links to government agencies, and our recent $15 million financing will allow China TransInfo to more effectively take advantage of all potential opportunities in this area,” stated Mr. Shudong Xia, the Company’s CEO. “We are particularly excited about the progress of our taxi media platform in Urumqi and Huhhot. In addition, our recent acquisitions of Dajian Zhitong and Shanghai Yootu will furnish us with new tools to further enhance our taxi media and real time transportation business.”

Conference Call

China TransInfo will host a conference call at 8:00 a.m. Eastern time on Thursday, November 13, 2008 to discuss its third quarter 2008 results. Hosting the call will be Mr. Crocker Coulson, president of CCG Investor Relations, joined by Mr. Shudong Xia, chief executive officer, Mr. Troy Mao, chief financial officer and Ms. Cathy Zhuang, investor relations supervisor.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-888-482-0024. International callers should dial +1-617-801-9702. When prompted by the operator, mention conference pass code 244 162 23.

If you are unable to participate in the call at this time, a replay will be available for seven days after the call is held. To access the replay, please dial 1-888-286-8010 or +1-617-801-6888 from outside the US and enter pass code 88651066.

About China TransInfo

China TransInfo, through its subsidiary Beijing PKU ChinaFront High Technology Co., Ltd. (“PKU”), is primarily focused on providing transportation information services. The Company aims to become the largest transportation information product and comprehensive solutions provider, as well as the largest integrated transportation information platform and commuter traffic media platform builder and operator in China. China TransInfo is involved in developing multiple applications in transportation, digital city, land and resource filling system based on GIS technologies which is used to service the public sector. In addition, the Company is developing its transportation system to include Electronic Toll Collection technology technology. The Company is the co-formulator to several transportation technology national standards and has software copyrights to 23 software products. China TransInfo has won 3 of 4 model cases sponsored by the PRC Ministry of Communications. The Company’s affiliation with Peking University, which currently owns 5% of PKU, provides access to the University’s GeoGIS Research Laboratory, including over 30 Ph.D. researchers. As a result, the Company is currently playing a key role in setting the standards for electrified transportation information solutions. For more information please visit the company website at www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

–FINANCIAL TABLES FOLLOW—

CHINA TRANSINFO TECHNOLOGY CORP. AND ITS SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three months ended		Nine months ended
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenues	$8,913,514	3,757,898	$18,685,813	7,995,464

Cost of revenues	3,979,049	1,709,771	8,258,137	4,077,979

Gross profit	4,934,465	2,048,127	10,427,676	3,917,485

Expenses:
Selling, general, and administrative expenses	1,607,712	358,359	3,085,992	796,289

Income from operations	3,326,753	1,689,768	7,341,684	3,121,196
Other income (expense):
Interest income	23,575	19,154	50,759	40,216
Interest expense	(66,066)	(1,629)	(75,983)	(13,858)
Minority interest	(386,900)	(92,623)	(601,691)	(326,590)
Decrease in fair value of warrant liability	-	402,778	-	590,277
Other income(expense) - net	310,043	43,559	305,804	222,711
Total other income (expense)	(119,348)	371,239	(321,111)	512,756

Net income before income taxes	3,207,405	2,061,007	7,020,573	3,633,952

Provision for income taxes	109,864	(4,159)	49,971	29,608

Net income	$3,097,541	2,065,166	$6,970,602	3,604,344

Weighted average shares of outstanding - basic	21,325,245	19,601,107	20,175,820	14,160,512
Weighted average shares of outstanding- diluted	21,522,431	19,878,885	20,393,177	14,299,401
Income (Loss) per share - Continuing operations - basic and diluted basic	$0.15	0.11	$0.35	0.25
Discontinued operation - basic and diluted diluted	$0.14	0.10	$0.34	0.25

Comprehensive income
Net income	$3,097,541	2,065,166	$6,970,602	3,604,344
Translation adjustments	47,347	28,384	1,375,751	271,032
Comprehensive income	$3,144,888	2,093,550	$8,346,353	3,875,376

CHINA TRANSINFO TECHNOLOGY CORP. AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$19,088,934	$6,842,238
Restricted cash	-	243,852
Accounts receivable	7,095,971	4,246,805
Cost and estimated earnings in excess of billings on uncompleted contracts	8,069,621	2,659,969
Inventory	782,019	-
Prepayments	4,407,011	2,328,289
Other receivable	800,377	812,268
Deferred tax assets	216,497	250,668
Other current assets	453,771	226,061
Total current assets	40,914,201	17,610,150

Prepayment on investment	277,970	260,490

Property and equipment, net	7,948,038	3,574,722

Intangible assets, net	674,074	-
Goodwill	714,972	-
Other noncurrent assets	266,051	-

Total assets	$50,795,306	$21,445,362

	September 30, 2008	December 31, 2007
	(Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$3,648,075	$446,143
Notes payable	3,043,657	-
Billings in excess of costs and estimated earnings on uncompleted contracts	379,558	258,265
Deferred revenue	22,393	-
Accrued expenses and other current liabilities	845,235	389,432
Total current liabilities	7,938,918	1,093,840

Other long-term liabilities
Guarantee deposit received	146,300	-

Total liabilities	8,085,218	1,093,840
Minority Interest	1,303,228	655,876

Stockholders' equity :
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized and 0 shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 150,000,000 shares authorizated, 22,187,314 and 19,601,107 shares issued and outstanding, respectively	22,187	19,601
Additional paid-in capital	24,267,389	10,905,114
Retained earnings	14,854,349	7,883,747
Accumulated other comprehensive gain - translation adjustments	2,262,935	887,184
Total stockholders' equity	41,406,860	19,695,646

Total liabilities and stockholders' equity	$50,795,306	$21,445,362

CHINA TRANSINFO TECHNOLOGY CORP. AND ITS SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30
	2008	2007

Cash flows from operating activities:
Net income	$6,970,602	$3,604,344
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expenses	105,261	28,625
Minority interest	601,691	326,590
Stock-based compensation	156,769	-
Revaluation of warrant liability	-	(590,277)
Changes in operating assets:
Decrease in restricted cash	255,004	-
Deferred income tax expense (benefit)	49,971	29,608
(Increase) Decrease in accounts receivable	(1,982,894)	(1,397,906)
(Increase) Decrease in prepayment	(1,785,122)	(1,309,791)
(Increase) Decrease in other receivable	247,170	(251,711)
(Increase) Decrease in cost and estimated earnings in excess of billings on uncompleted contracts	(4,310,591)	(1,690,066)
(Increase) Decrease in inventory	(558,135)	-
(Increase) Decrease in other current assets	(211,063)	(55,299)
Increase (Decrease) in accounts payable	2,629,577	7,294
Increase (Decrease) in billings in excess of costs and estimated earnings on uncompleted contracts	(1,066,454)	(19,594)
Increase (Decrease) in advance receipts	21,944	-
Increase (Decrease) in accrued expenses and other current liabilities	195,684	(398,008)
Net cash provided by (used in) operating activities	1,319,414	(1,716,191)

Cash flows from investing activities

Cash flows from investing activities:
Cash acquired from reverse acquisition		9,199,660
(Increase) in loan to others	(229,392)	(1,947,070)
Payment of cash to the shareholders of the accounting acquirer	-	(2,000,000)
Decreae in other assets - deposits	(27,747)	11,924
Purchases of property and equipment	(4,029,102)	(823,692)
Purchases of intangible assets and goodwill	(1,377,044)	-
Cash acquired from susidiaries	288,690	-
Net cash used in investing activities	(5,374,595)	4,440,822

Cash flows from financing activities:
Proceeds from (payments of) short-term borrowings	2,715,713	(653,200)
Merger (Issueance) costs charged directly to equity	(1,791,908)	(1,447,361)
Proceeds from issuing shares	15,000,000	3,200,000
Net change in CTW and DLDJ minority interest	(109,457)	-
Payable for acquirring DLDJ	48,815	-
Increase in guarantee deposit received	143,370
Net cash provided by financing activities	16,006,533	1,099,439

Effect of foreign currency exchange translation	295,344	39,354

Net increase (decrease) in cash	12,246,696	3,863,424

Cash - beginning	6,842,238	1,321,164
Cash - ending	$19,088,934	$5,184,588

Supplemental disclosures:
Interest paid	$69,102	$13,858
Income taxes paid	$-	$-

For more information, please contact:

China TransInfo Technology Corp.
Ms. Cathy Zhuang, IR Supervisor
Tel: +86-10-8267-1299 x8032 (Beijing)
Email: cathyzhuang@ctfo.com

CCG Investor Relations Inc.
Mr. Crocker Coulson, President
Tel: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com

Graham Reed, Financial Writer
Email: graham.reed@ccgir.com
Web site: http://www.ccgirasia.com